Exhibit 5.1

Tel. 972-3-69441111
Fax. 972-3-6091116
fbc@fbclawyers.com

October 30, 2023

To:

Purple Biotech Ltd.

4 Oppenheimer Street

Science Park

Rehovot 7670104, Israel

Re: Purple Biotech Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Purple Biotech Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a registration statement on Form F-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by the selling shareholders identified in the Registration Statement of up to an aggregate of 4,652,175 American Depositary Shares (the “ADSs”), each ADS representing ten (10) ordinary shares of the Company, no par value per share (the “Ordinary Shares”), issuable upon the exercise of (i) warrants to purchase up to 4,347,827 ADSs, issued on October 19, 2023; and (ii) warrants to purchase up to 304,348 ADSs, issued on October 19, 2023; (collectively, the “Warrants”). The ADSs issuable upon exercise of the Warrants are referred to herein as the “Warrant ADSs.”

In connection herewith, we have examined the originals, photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement to which this opinion is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and relate to the Company’s issuance and sale of the Warrants and the filing of the Registration Statement and other actions to be taken in connection with such issuance and sale; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified copies or confirmed as photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.

Based upon the foregoing and in reliance thereon, we are of the opinion that the Ordinary Shares represented by the Warrant ADSs have been duly authorized for issuance and sale pursuant to the Warrants by all necessary corporate action on the part of the Company and, when issued, delivered and paid for in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

FISCHER (FBC & Co.)